LifeVantage Further Enhances Management Team with Appointment of
Steven R. Fife as Chief Financial Officer
SALT LAKE CITY, March 13, 2017 - LifeVantage Corporation (Nasdaq:LFVN), announced today the appointment of Steven R. Fife as Chief Financial Officer, effective immediately.
“As part of our ongoing commitment to enhance our management team, I am delighted to bring Steve Fife on board as CFO,” said LifeVantage President and Chief Executive Officer, Darren Jensen. “Attracting someone of Steve’s caliber is a testament to the opportunities available at LifeVantage. Not only does he have substantial public company experience, he brings a diverse financial perspective, with experience with high growth companies, cost saving initiatives, redesigns of internal productivity systems and establishing strong environments of processes and controls. Steve also has significant international experience, providing experience in Asia to support our near-term and long-term goals in this promising region. He will be instrumental in refining and implementing our growth strategy, executing our goals, driving value to our shareholders and guiding our company to long-term growth.”
“It is truly an exciting time to join the LifeVantage team and have the opportunity to better leverage the Company’s strong positioning with proprietary science-based products and a powerful distribution channel,” said Fife. “I look forward to contributing to the accelerated efforts to build the Company’s infrastructure, enhance working capital management and institute the processes and controls to support profitable global growth.
Mr. Fife has more than three decades of financial and leadership experience having served in several C-level financial and leadership roles. Most recently, Mr. Fife served from 2014 to 2016 as Chief Financial Officer and Chief Operating Officer at Evidera, Inc., a private equity sponsored professional services firm that provides outcomes research, market access, data analytics and epidemiology services to pharmaceutical companies. While at Evidera, Mr. Fife led multiple international teams, was responsible for implementing cost optimization initiatives and infrastructure process and system improvements, building the infrastructure to support merger and acquisition activity and driving EBITDA growth, leading to the successful sale of the company.
Prior to joining Evidera, Inc., Mr Fife’s experience includes serving as Chief Financial Officer for publicly traded companies, including Active Power, Inc. and LECG. In addition, he served in several senior financial roles for Gilead Sciences, Amkor Technologies and JDS Uniphase. He also served as Interim Chief Financial Officer for a non-profit organization, Women’s Initiative for Self Employment. Mr. Fife began his accounting and finance career with Deloitte & Touche. Mr. Fife is a Certified Public Accountant (inactive) in the State of California and holds a Bachelor of Science degree in Accounting from Brigham Young University.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), is a science-based direct selling company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim ® Nrf2 and NRF1 Synergizers, its line of scientifically-validated dietary supplements, the TrueScience® Anti-Aging Skin Care Regimen, Canine Health®, the AXIO® energy product line and the PhysIQ™ Smart Weight Management System. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. www.lifevantage.com
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", "may be", "should", and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our leadership transition, future growth, and shareholder value. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contacts:
Cindy England
Director of Investor Relations
(801) 432-9036
investor@lifevantage.com

-or-

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com